UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2013

Lipocine Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-178230	99-0370688
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 994-7383

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Morgan Brown, age 45, has been appointed Executive Vice President and Chief Financial Officer of Lipocine Inc. (the “Company”), effective September 15, 2013. In such capacity, Mr. Brown will serve as the Company’s principal financial officer and principal accounting officer.

Prior to joining the Company, Mr. Brown served as Executive Vice President and Chief Financial Officer at Innovus Pharmaceuticals, Inc., a pharmaceuticals company, from May 2013 to September 2013. From August 2012 to May 2013, Mr. Brown consulted for Heartware International Inc., a medical device company. From August 2009 to August 2012, Mr. Brown served as Executive Vice President and Chief Financial Officer at World Heart Corporation, a medical device company. From August 2008 to August 2009, Mr. Brown served as Chief Financial Officer and Senior Vice President at Lifetree Clinical Research, a clinical research organization. Previously, Mr. Brown served as Vice President Finance and Treasurer at NPS Pharmaceuticals, Inc., a biotechnology company.

Under the terms of the Employment Agreement between the Company and Mr. Brown, dated September 15, 2013 (the “Employment Agreement”), Mr. Brown will receive an initial base salary of $250,000 per year and a sign on bonus of $25,000. Mr. Brown will be eligible for an annual discretionary bonus of up to 25% of his base salary, pro-rated for the remainder of 2013, determined by the discretion of the Company’s Board of Directors (the “Board”), based upon the Company’s and Mr. Brown’s achievements of objectives and milestones to be determined on an annual basis by the Board.

Pursuant to the Employment Agreement, the Company has granted Mr. Brown an option to purchase 50,000 shares of the Company’s Common Stock (the “Option”) and a restricted stock award of 12,000 shares of the Company’s Common Stock (the “RSA”) under its 2011 Equity Incentive Plan (the “2011 Plan”). Both the Option and RSA will be subject to vesting whereby 1/3 of the shares will vest on the one year anniversary of the date of grant; with the remaining 2/3 of the shares subject to the Option and RSA vesting monthly on a pro-rata basis over the two years after the first anniversary of the date of grant, subject to Mr. Brown’s continued service with the Company.

The foregoing is only a brief description of the above-specified compensatory arrangements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto.

Robert Merrell will continue to serve as Vice President, Finance of the Company, but no longer serve as the Company’s principal financial officer or principal accounting officer upon the effective date of Mr. Brown’s employment with the Company.

ITEM 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit No.	Exhibit Description

10.1	Employment Agreement by and between Morgan Brown and Lipocine Inc., dated September 15, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2013	LIPOCINE INC.

	By:	/s/ Mahesh V. Patel
Mahesh V. Patel, Ph.D.
President and Chief Executive Officer